                   Certificate Pursuant to Section 2.02(b)
                      of the Indenture Identified Below


       The undersigned, Mel Meskin, Vice President-Finance and Treasurer of
New York Telephone Company (the "Company"), acting pursuant to authorizations contained in resolutions, copies of which are delivered herewith, duly adopted on May 19, 1993 and September 15, 1993 by the Board of Directors of the Company, does hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an indenture dated as of June 1, 1993 (the "Indenture"), from the Company to The Chase Manhattan Bank, N.A., as Trustee, pursuant to the Registration
Statements on Form S-3 (Nos. 33-49697 and 33-50615, which also constitutes
Post-Effective Amendment No. 1 to Registration Statement No. 33-49697), under the Securities Act of 1933, as amended:

 (1)   Title of Securities
       of the Series:                       Thirty Year 7 1/4% Debentures,
                                            due February 15, 2024

 (2)   Limit, if any, on
       aggregate principal
       amount of Securities
       of the Series:                       $450,000,000

 (3)   Date or dates or manner
       of determining the same
       on which the principal
       of Securities of the
       Series is payable:                   February 15, 2024

 (4)   With respect to
       interest on Securities
       of the Series:
       (a)  The amount or
            method of calcu-
            lation:                         7 1/4% per annum


       (b)  The date from
            which such
            interest shall
            accrue:                         February 28, 1994

       (c)  The dates on which
            interest shall be
            payable or the
            manner of deter-
            mining the same:                February 15 and August 15

       (d)  Record dates for                To holders of record at
            interest payable                the close of business on
            on any interest                 February 1 or August 1 prior
            payment date (if                to the interest payment date.
            Registered
            Securities are to
            be issued):

 (5)   Place or places where                At the office or agency of
       Securities of the                    the Company in the Borough
       Series shall be                      of Manhattan, The City of
       payable:                             New York, State of New York,
                                            which at the date hereof is
                                            the principal corporate trust
                                            office of the Trustee.  At its
                                            option, Company may pay
                                            interest by check mailed to
                                            the holder's address as it
                                            appears on the Debenture
                                            register.

 (6)   With respect to re-
       demption, in whole or
       in part, of Securities
       of the Series at the
       option of the Company:

       (a)  The period or
            periods within which
            such redemptions may
            be made:                        The Debentures are not
                                            redeemable prior to
       (b)  The applicable                  February 15, 2004.  On
            redemption price                or after February 15, 2004,
            or prices:                      the Debentures are redeemable
                                            at the redemption prices set
                                            forth in the Prospectus
       (c)  The terms and                   Supplement dated February 15,
            conditions of such              1994, to Prospectus dated
            redemptions:                    October 22, 1993 of the
                                            Company.


 (7)   With respect to the
       mandatory redemption or
       purchase of Securities
       of the Series:

       (a)  Any provision for a
            sinking or analogous
            fund or for redemp-
            tion or purchase at
            the option of a
            Holder:                         Not Applicable

       (b)  The period or
            periods within
            which such redemp-
            tions or purchases
            must be made:                   Not Applicable

       (c)  The applicable
            redemption or
            purchase price or
            prices:                         Not Applicable

       (d)  The terms and
            conditions of such
            redemptions or
            purchases:                      Not Applicable

 (8)   Denominations in which
       Securities of the Series
       are issuable, if other
       than $1,000 and any
       integral multiples
       thereof:                             $1,000 and multiples thereof

 (9)   If other than the
       principal amount thereof,
       the portion of the
       principal amount of
       Securities of the Series
       payable on declaration
       of acceleration:                     Not Applicable

(10)   (a)  Whether Securities
            of the Series are
            issuable as
            Registered Securi-
            ties or Unregistered
            Securities (with or
            without interest
            coupons), or any
            combination                     Registered Securities,
            thereof:                        without interest coupons


       (b)  Whether, and the terms
            upon which, Unregistered
            Securities of the Series
            may be exchanged for
            Registered Securities of
            the same Series and
            vice versa:                     Not Applicable

(11)   Any provisions for payment
       of additional amounts for
       taxes and for redemption,
       in the event the Company
       must comply with reporting
       requirements or must pay
       additional amounts in
       respect of Securities
       of the Series:                       Not Applicable

(12)   With respect to the issuance         To be issued wholly in
       of any Global Securities of          permanent form for deposit
       the Series:                          with The Depository Trust
                                            Company, as Depositary

(13)   Any other covenants and terms
       of Securities of the Series,
       including any additional
       restrictive covenants not
       described above and any terms
       required by United States
       laws or regulations:                 None

(14)   Issue price to public of
       Securities of the Series:            98.872%

(15)   Underwriters' commission
       or discount as a percentage
       of the principal amount of
       Securities of the Series to
       be issued:                           .875%

(16)   Agency fees as a percentage
       of the principal amount of
       Securities of the Series to
       be issued:                           Not Applicable

(17)   Attached to this
       Certificate as Exhibit A
       is the form of the Securities
       of the Series.

       The capitalized terms used in this Certificate (unless otherwise defined herein) have the meanings as defined in the Indenture.

       In witness whereof I have executed this Certificate on behalf of the Company.






                                                    Mel Meskin
                                                    Mel Meskin
                                       Vice President-Finance and Treasurer




























Dated: As of February 15, 1994

                               Form of Debenture


      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                           NEW YORK TELEPHONE COMPANY

                                  Year  % Debentures,
                               due

No.                               $                        Cusip: 650094


    NEW YORK TELEPHONE COMPANY, a New York corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co. or
registered assigns, the principal sum of               DOLLARS on            ,
at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on
and            , on said principal sum at the rate per annum specified in the title of this Debenture, at said office or agency, in like coin or currency,
from the           day of      or         , as the case may be, to which
interest on this Debenture has been paid preceding the date hereof (unless the
date hereof is a         or a             to which interest has been paid, in
which case from the date hereof, or unless the date hereof is prior to the
first payment of interest, in which case from              ) until payment of
said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of interest on the Debentures, if the date
hereof is after        and before the next following         or is
after            and before the next following            , this Debenture
shall bear interest from such         or            ; provided, however, that
if the Company shall default in the payment of interest due on such
or            , then this Debenture shall bear interest from the next preceding date to which interest has been paid.  The interest so payable on any
or             will be paid to the person in whose name this Debenture shall be
registered at the close of business on the        prior to such         or
the             prior to such            , unless such        or
shall be a Legal Holiday (as defined in the Indenture), in which event the next preceding day that is not a Legal Holiday. If and to the extent the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the person in whose name this Debenture is registered at the close of business on a record date established for such payment by notice by or on behalf of the Company to the holders of the Debentures mailed by first class mail not less than fifteen

                               Form of Debenture

days prior to such record date to their last addresses as they shall appear upon the Debenture register, such record date to be not less than five days preceding the date of payment of such defaulted interest. The Company may pay interest by check mailed to the holder's address as it appears on the Debenture register.

    Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    The Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture referred to on the reverse hereof.

    IN WITNESS WHEREOF, New York Telephone Company has caused this Instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


                                               NEW YORK TELEPHONE COMPANY,

            (SEAL)

                                           By
                                             Title:



                                           By
                                             Title:

Dated:


                         Certificate of Authentication

    This is one of the Debentures of the series designated therein described in the within-mentioned Indenture.



                                           AS TRUSTEE,



                                           By
                                                Authorized Signature

                               Form of Debenture

                          NEW YORK TELEPHONE COMPANY

                                  Year  % Debentures,
                               due        ,



    This Debenture is one of the duly authorized issue of debt securities of the Company (herein referred to as the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated
as of                 , (herein referred to as the "Indenture"), duly executed
and delivered by the Company to                          , Trustee (herein
referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders", "holder", "Securityholders" or "Securityholder" meaning the registered holders or registered holder) of the Securities.

    The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking funds, if any, may be subject to additional covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a
series of Securities designated as the        Year  % Debentures,
due              of the Company and such series is limited in aggregate
principal amount to $           .  References herein to Debentures shall mean
the Debentures of said series.

    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of holders, the rights of the Securityholders of each such series. The holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series except a default in the payment of the principal of or interest on any Security. However, without the consent of each Securityholder affected, an amendment or waiver may not: (1) reduce the amount of Securities whose holders must consent to an amendment or waiver;

                               Form of Debenture



(2) change the rate of or change the time for payment of interest on any Security; (3) change the principal of or change the fixed maturity of any Security; (4) waive a default in the payment of the principal of or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the Indenture
(i) with respect to the right of the holders of a majority in principal amount of any series of Securities by notice to the Trustee to waive an existing default with respect to that series and its consequences except a default in the payment of the principal of or interest on any Security; (ii) with respect to the right of any holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, the right of any holder of a coupon to receive payment of interest due as provided in such coupon, or to bring suit for the enforcement of any such payment on or after such respective dates; or (iii) contained in this sentence.

    The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 and any multiple of $1,000. The Debentures may be redeemed, at the option of the Company, as a whole or from time to time in
part, on or after                 and prior to maturity, upon the notice
referred to below, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) during the
12-month periods beginning          :

                 ....    .   %                ....    .   %
                 ....    .   %                ....    .   %
                 ....    .   %                ....    .   %
                 ....    .   %                ....    .   %
                 ....    .   %                ....    .   %

and thereafter at 100%, together in each case with accrued interest to the date fixed for redemption. As provided in the Indenture, notice of redemption to the holders of Debentures to be redeemed as a whole or in part shall be given by mailing a notice of such redemption not less than thirty nor more than ninety days prior to the date fixed for redemption to their last addresses as they shall appear upon the register kept for that purpose.

    Where Debentures are presented to the registrar with a request to register their transfer or to exchange them for an equal principal amount of Debentures of other authorized denominations, the registrar shall register the transfer or make the exchange if its requirements for such transactions are met. The Company will not make any charge for any registration of transfer or exchange but may require the payment by the party requesting such registration of transfer or exchange of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                               Form of Debenture



    Ownership of Debentures shall be proved by the register for the Debentures kept by the registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Debenture is registered as the absolute owner thereof for all purposes.

    No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debenture.

    The laws of the State of New York shall govern the Indenture and this Debenture.

THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:

TEN COM--as tenants in common    (Name) CUST (Name) UNIF GIFT MIN ACT (state)
TEN ENT--as tenants by the entirety         --(Name) as Custodian for(Name)
JT TEN --as joint tenants with              Under the (State) Uniform Gifts
         right of survivorship              to Minors Act
         and not as tenants in
         common

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.



       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

          PLEASE INSERT TAXPAYER
       IDENTIFYING NUMBER OF ASSIGNEE





PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE







the within Debenture of New York Telephone Company and all rights thereunder and hereby irrevocably constitutes and appoints attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:

                                                        Signature


NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.